Exhibit 24

Centene Corporation
Power of Attorney

Each of the undersigned officers and directors of Centene Corporation, a Delaware corporation (the “Corporation”), whose signatures appear below hereby makes, constitutes and appoints Michael F. Neidorff and William N. Scheffel, and each of them acting individually, his or her true and lawful attorneys, with power to act alone and without the other and with full power of substitution, to execute, deliver and file (this authorization to include the authority to sign the name of each of the undersigned in the capacity or capacities indicated below) one or more registration statements on Form S-3 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of the offer and sale of shares of the Corporation’s Common Stock, $0.001 Par Value, to be issued by the Corporation in connection with the Investment Agreement by and between the Corporation, RGA International Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands, and the persons listed as “Founders” on the signature pages thereto (the “Investment Agreement”), and any other agreements, documents or instruments entered into in connection with the Purchase Agreement, and all amendments or supplements thereto, and any other instruments deemed necessary or advisable in connection therewith; and each of the undersigned officers and directors hereby grants to each of the attorneys full power and authority to do and perform each and every act and thing whatsoever as each of such attorneys may deem, in his or her sole discretion, necessary or advisable, to carry out fully the intent of this power of attorney to the same extent and with the same effect as each of such officers and directors might or could do personally in his or her capacity or capacities.

IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of December 16, 2015.

/s/ Michael F. Neidorff	/s/ William N. Scheffel
Michael F. Neidorff	William N. Scheffel
Chairman, President and Chief Executive Officer (principal executive officer)	Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer)

/s/ Jeffrey A. Schwaneke	/s/ Orlando Ayala
Jeffrey A. Schwaneke	Orlando Ayala
Senior Vice President, Corporate Controller and Chief Accounting Officer (principal accounting officer)	Director

/s/ Robert K. Ditmore	/s/ Fred H. Eppinger
Robert K. Ditmore	Fred H. Eppinger
Director	Director

/s/ Richard A. Gephardt	/s/ Pamela A. Joseph
Richard A. Gephardt	Pamela A. Joseph
Director	Director

/s/ John R. Roberts	/s/ David L. Steward
John R. Roberts	David L. Steward
Director	Director

/s/ Tommy G. Thompson
Tommy G. Thompson
Director